UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7158 S. FL Smidth Dr., Suite 250, Midvale, UT 84047
(Address of principal executive offices) (Zip Code)

(801) 813-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEVQ	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

On September 9, 2022, NewAge, Inc.’s (the “Company’s”) wholly-owned subsidiaries, NABC, Inc. and NABC Properties, LLC (collectively, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Legacy Distribution Group, LLC (the “Buyer”) pursuant to which the Sellers agreed to sell the assets related to the Sellers’ direct store distribution business providing beverages, snacks and other products to grocers, big box retailers and convenience stores (the “Business”). The parties anticipate that the closing of the transaction contemplated by the Purchase Agreement (the “Transaction”) will occur in the fourth quarter of 2022.

Pursuant to the terms of the Purchase Agreement, the Buyer will pay a purchase price of $4,500,000 in cash at closing, as adjusted based on the value of net working capital at closing, for the assets of the Business. The closing of the Transaction is subject to approval by the court in the Company’s previously announced pending Chapter 11 bankruptcy case.

The Purchase Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring Sellers to conduct their business in the ordinary course in the period between execution of the Purchase Agreement and the closing of the Transaction. The Purchase Agreement also contains a covenant not to compete whereby, for a period of eighteen (18) months following the closing, the Sellers will not, directly or indirectly, engage in, own, acquire, lease, or operate any product distribution business within the states of Colorado, Wyoming, and New Mexico that will be in direct competition with the Business and assets being acquired by Buyer. In addition to approval by the court in the Company’s pending bankruptcy case, the Transaction is subject to customary closing conditions, including that Buyer shall have received financing for the purchase price.

The Purchase Agreement contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Transaction. The Purchase Agreement also contains customary termination rights of the parties.

There is no assurance that the conditions to the closing of the Transaction will be satisfied, or that the Transaction will be completed.

Item 7.01 Regulation FD Disclosure.

On September 9, 2022, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: September 15, 2022	By:	/s/ Lawrence Perkins
Lawrence Perkins
Chief Restructuring Officer